SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 13, 2003
Date of Report (Date of earliest event reported)

PEOPLES BANCORP INC.
(Exact name of Registrant as specified in its charter)

0-16772
Commission File Number

Ohio	31-0987416
(State or other jurisdiction of incorporation)	(I.R.S. Employer
Identification Number)

138 Putnam Street
P.O. Box 738,
Marietta, Ohio	45750
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code:
(740) 373-3155

Not applicable
(Former name or former address, if changed since last report)

Index to Exhibits on Page 3

Item 1. Changes in Control of Registrant
Not applicable.

Item 2. Acquisition or Disposition of Assets
Not applicable.

Item 3. Bankruptcy or Receivership
Not applicable.

Item 4. Changes in Registrant's Certifying Accountant
Not applicable.

Item 5. Other Events and Regulation FD Disclosure
The Board of Directors of Peoples Bancorp Inc. (Nasdaq: PEBO) announced the election of
Mark F. Bradley as a Director of the company. The release is included herewith as Exhibit 99.

Item 6. Resignations of Registrant's Directors
Not applicable.

Item 7. Financial Statements and Exhibits
(a) None required
(b) None required
(c) Exhibits Item 8. Change in Fiscal Year Not applicable. Item 9. Sales of Equity Securities Pursuant to Regulation S
Not applicable.

EXHIBIT NUMBER	DESCRIPTION

99	News Release issued January 13, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: January 14, 2003	PEOPLES BANCORP INC.
Registrant

By:	/s/ ROBERT E. EVANS
Robert E. Evans
President and Chief Executive Officer

INDEX TO EXHIBITS
Exhibit Number	Description	Page
99	News Release issued 01/13/03	4